EXHIBIT 23(a)











                INDEPENDENT AUDITORS' CONSENT





The Board of Directors
Audiovox Corporation:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus.

Our report refers to a change in the method of accounting for income taxes.


                         /s/ KPMG Peat Marwick LLP


Jericho, New York
February 8, 1996